SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 25, 2019
Date of Report (Date of earliest event reported)
__________________________________
UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431
(Commission File Number)

22-3282551
(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Clinton, NJ – Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, held its Annual Meeting of Shareholders on April 25, 2019.  A total of 10,214,829 of the Company's shares were present or represented by proxy at the meeting.  The Company's shareholders took the following actions:

Proposal 1: Election of Directors

The following four directors were nominated to serve for the terms set forth in the Company’s proxy statement.  Results of the election are as follows:

	Number of Votes
Name	For	Withheld	Broker Non-vote
Dr. Mary E. Gross	7,383,647	1,081,891	1,749,291
James A. Hughes	8,262,244	203,294	1,749,291
Aaron Tucker	7,992,510	473,028	1,749,291
Allen Tucker	8,135,682	329,856	1,749,291

Proposal 2: The Ratification of the Selection of RSM US LLP, as the Company's Independent External Auditors for the Year Ending December 31, 2019

The Audit Committee has appointed the firm of RSM US LLP, to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2019.  This appointment will continue at the pleasure of the Audit Committee and was presented to the stockholders for ratification as a matter of good governance.  Results of the election are as follows:

Number of Votes
For	Against	Abstain	Broker Non-vote
10,165,095	23,249	26,485	-

Proposal 3: The Approval of Unity Bancorp, Inc. 2019 Equity Compensation Plan

The 2019 Equity Compensation Plan authorizes the granting of incentive stock options ("ISOs") and non-statutory options for a total of 500,000 shares of Common Stock to certain members of management of the Company and the Bank. Participants in the Equity Compensation Plan will be chosen by the Board of Directors of the Company from among the executive officers and directors of the Company, the Bank and any other subsidiaries the Company may acquire or form. Results of the election are as follows:

Number of Votes
For	Against	Abstain	Broker Non-vote
8,177,156	119,105	169,277	1,749,291

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: April 25, 2019
By: /s/ Alan J. Bedner
Alan J. Bedner
EVP and Chief Financial Officer